EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports Second Quarter 2016 Results
Houston, Texas - August 9, 2016 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.4 million, or $0.02 per common share, for the three months ended June 30, 2016, compared to net income of $4.5 million, or $0.02 per common share, for the comparable 2015 period. For the six months ended June 30, 2016, Cheniere Partners Holdings reported net income of $8.9 million, or $0.04 per common share, compared to net income of $9.1 million, or $0.04 per common share, during the corresponding period in 2015. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of June 30, 2016.
Sabine Pass Liquefaction Project Update
Through Cheniere Partners, we are developing up to six liquefaction trains (“Trains”), each with an expected nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”) of LNG, at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “Sabine Pass Liquefaction Project”).

The Trains are in various stages of operation, construction, and development.

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Construction on Trains 1 and 2 began in August 2012, and as of June 30, 2016, the overall project completion percentage for Trains 1 and 2 was approximately 99.4%, which is ahead of the contractual schedule. Train 1 achieved substantial completion in May 2016. Each Train is expected to achieve substantial completion upon the completion of construction, commissioning and the satisfaction of certain tests. The commissioning process on Train 2 has commenced, and based on the current construction schedule Cheniere Partners expects substantial completion of Train 2 to be achieved in late September 2016.

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Construction on Trains 3 and 4 began in May 2013, and as of June 30, 2016, the overall project completion percentage for Trains 3 and 4 was approximately 87.4%, which is ahead of the contractual schedule. Based on the current construction schedule, Cheniere Partners expects Trains 3 and 4 to reach substantial completion in 2017.

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Construction on Train 5 began in June 2015, and as of June 30, 2016, the overall project completion percentage for Train 5 was approximately 38.3%, which is ahead of the contractual schedule. Engineering, procurement, subcontract work and Bechtel direct hire construction were approximately 77.0%, 58.0%, 37.8% and 2.0% complete, respectively. Based on the current construction schedule, Cheniere Partners expects Train 5 to reach substantial completion in 2019.

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Train 6 is currently under development, with all necessary regulatory approvals in place. Cheniere Partners expects to make a final investment decision and commence construction on Train 6 upon, among other things, entering into an engineering, procurement, and construction contract, entering into acceptable commercial arrangements and obtaining adequate financing.

	Sabine Pass Liquefaction Project
Liquefaction Train	Train 1	Train 2	Trains 3-4	Train 5
Project Status	Operational	Commissioning	87% Overall Completion	38% Overall Completion
Expected Substantial Completion	-	2H 2016	2017	2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors. We will pay a quarterly cash dividend of $0.020 per common share on August 26, 2016 to shareholders of record as of close of business August 16, 2016.

Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the second quarter on Tuesday, August 9, 2016, at 10 a.m. Eastern time / 9 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners Holdings.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, plans to construct over time up to six Trains with an expected aggregate nominal production capacity of approximately 27 mtpa. Cheniere Partners currently has Train 1 in operations, Train 2 undergoing commissioning, Trains 3 through 5 under construction, and Train 6 fully permitted.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission.
Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data) (1)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Equity income from investment in Cheniere Partners	$5,085	$5,085	$10,169	$10,169

Expenses
General and administrative expense	387	322	721	600
General and administrative expense—affiliate	257	254	514	508
Total expenses	644	576	1,235	1,108

Net income	$4,441	$4,509	$8,934	$9,061

Net income per common share—basic and diluted	$0.02	$0.02	$0.04	$0.04

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.020	$0.020	$0.040	$0.039

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	June 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$559	$917
Receivables	157	157
Other current assets	169	26
Total current assets	885	1,100

Other non-current assets	—	95
Total assets	$885	$1,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$85	$106
Accrued liabilities—affiliate	51	6
Total current liabilities	136	112

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at June 30, 2016 and December 31, 2015	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(392,425)	(392,091)
Total shareholders’ equity	749	1,083
Total liabilities and shareholders’ equity	$885	$1,195

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479, Katy Cox: 713-375-5079
Media: Faith Parker: 713-375-5663